Exhibit 3.1

AMENDED AND RESTATED

BYLAWS OF

ICF INTERNATIONAL, INC.

(adopted on September 14, 2023)

ARTICLE I

Meetings of Stockholders

Section 1.1          Place of Meetings. All meetings of stockholders shall be held at such place, if any, within or without the United States as may be decided upon from time to time by the Board of Directors of ICF International, Inc. (the “Corporation”) and indicated in the notice of meeting.

Section 1.2          Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, if any, as may be designated by resolution of the Board of Directors from time to time. Such other business may be transacted thereat as may be specified in the notice of the meeting or as may properly be brought before the meeting. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by, or at the direction of, the Board of Directors.

Section 1.3         Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, but such special meetings may not be called by any other person or persons. The business to be transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by, or at the direction of, the Board of Directors.

Section 1.4         Notice of Stockholder Business and Nominations.

(a)         Annual Meetings of Stockholders.

(i)         Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by stockholders may be made at an annual meeting of stockholders (x) pursuant to the Corporation’s notice of meeting, (y) by or at the direction of the Board of Directors or (z) by any stockholder of the Corporation who (I) was a stockholder of record at the time of giving notice as provided for in this bylaw and at the time of the annual meeting, (II) is entitled to vote at the meeting and (III) complies with the notice procedures set forth in this bylaw as to such business or nomination. Clause (z) of the preceding sentence shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.

(ii)         Without qualification or limitation, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 1.4(a)(i)(z) of these bylaws, the stockholder must have previously given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting; provided, further, that if, in such event (i.e., the date of the annual meeting being more than 30 days before or more than 60 days after such anniversary date), the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. To be in proper form, a stockholder’s notice (whether given pursuant to this Section 1.4(a)(ii) or Section 1.4(b) of these bylaws) to the Secretary must set forth:

(x)         as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (I) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (II) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Corporation, (D) any short interest in any security of the Corporation (for purposes of this bylaw, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (III) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and

(y)         if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, (I) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business and (II) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and

(z)         if the stockholder proposes to nominate a person for election or reelection to the Board of Directors, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors (I) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (II) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K (or any successor regulation) if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant.

In addition, if the stockholder proposes to nominate a person for election or reelection to the Board of Directors, the notice must, with respect to each nominee for election or reelection to the Board of Directors, include a completed and signed questionnaire, representation and agreement required by Section 1.4(d) of these bylaws.

The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(iii)         Notwithstanding anything in Section 1.4(a)(ii) of these bylaws to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b)         Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (x) is a stockholder of record at the time of giving of notice provided for in this bylaw and at the time of the special meeting, (y) is entitled to vote at the meeting, and (z) complies with the notice procedures set forth in this bylaw as to such nomination. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 1.4(a)(ii) of these bylaws with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 1.4(d) of these bylaws) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(c)         General.

(i)         Only such persons who are nominated in accordance with the procedures set forth in this bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this bylaw. Except as otherwise provided by law, the Certificate of Incorporation or these bylaws, the chair of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this bylaw and, if any proposed nomination or business is not in compliance with this bylaw, to declare that such defective proposal or nomination shall be disregarded.

(ii)         For purposes of this bylaw, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(iii)         Notwithstanding the foregoing provisions of this bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this bylaw; provided, however, that any references in these bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 1.4(a)(i)(z) or Section 1.4(b) of these bylaws. Nothing in this bylaw shall be deemed to affect any rights (x) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (y) of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation if and to the extent provided for under law, the Certificate of Incorporation or these bylaws.

(d)         Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 1.4 of these bylaws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

Section 1.5          Notice of Meetings; Waiver of Notice. A notice of every annual or special meeting of the stockholders stating the place, if any, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes therefor and the business to be conducted thereat, shall be given to each stockholder entitled to vote thereat as of the record date for determining stockholders entitled to notice of the meeting as provided by the Delaware General Corporation Law, as amended from time to time (the “DGCL”). Unless otherwise provided by the DGCL, such notice shall be given not less than ten nor more than 60 days before the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder’s address as it appears on the records of the Corporation. Any stockholder may waive in writing or by electronic transmission before or after any meeting of the stockholders any notice required to be given by the DGCL or these bylaws and by attending any meeting without protesting a lack of proper notice at the beginning of such meeting, a stockholder shall be deemed to have waived notice thereof.

Section 1.6         Organization and Conduct of Stockholder Meetings.

(a)         At every meeting of stockholders, the presiding person shall be the Chair of the Board or, in the event of his or her absence, the Chief Executive Officer or, in the event of his or her absence, such other person chosen by resolution of the Board of Directors. The Secretary or, in the event of his or her absence, any Assistant Secretary, if any, or, if there is no Assistant Secretary, an appointee of the presiding person, shall act as secretary of the meeting.

(b)         The Board of Directors may adopt by resolution such rules, regulations or procedures for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to any such rules, regulations and procedures, the presiding person for any meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe rules, regulations and procedures for such meeting and to take all such actions as in the judgment of the presiding person are appropriate for the proper conduct of such meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules, regulations and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants; (vi) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (vii) removal of any stockholder or any other individual who refuses to comply with meeting rules, regulations or procedures; (viii) restrictions on the use of audio and video recording devices, cell phones or other electronic devices; (ix) rules, regulations and procedures for compliance with any federal, state or local laws or regulations, including those concerning safety, health or security; and (x) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting.

(c)         The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting, and if such presiding person should so determine, such presiding person shall so declare to the meeting, and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined otherwise by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with any rules of parliamentary procedure (including, without limitation, Robert’s Rules of Order).

(d)         Prior to any meeting of the stockholders, the Chair of the Board, the Chief Executive Officer or the Board of Directors may, and when required by law shall, appoint one or more persons to act as inspectors of elections, and may designate one or more alternate inspectors. If no inspector or alternate so appointed by the Chair of the Board, the Chief Executive Officer or the Board of Directors is capable of acting, or if no inspector or alternate has been appointed and the appointment of an inspector is required by law, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. No director or nominee for the office of director shall be appointed as an inspector of elections. Each inspector, before entering upon the discharge of the duties of an inspector, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. Each inspector shall discharge his or her duties in accordance with the requirements of applicable law.

Section 1.7         Voting and Proxies.

(a)         Each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon each matter in question, except as otherwise provided in the Certificate of Incorporation.

(b)         Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy by an instrument in writing (or other means permitted by the DGCL) naming such person, but no such proxy shall be voted or acted upon after one year from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by (i) attending the meeting and voting in person or (ii) delivering to the Secretary an instrument in writing (or any other means permitted by the DGCL) revoking the proxy or a new proxy bearing a later date.

(c)         Voting at meetings of stockholders need not be by written ballot. If a vote by ballot is required by applicable law or determined to be advisable by the presiding person for such meeting, each ballot shall be signed by the stockholder so voting or by such stockholder’s proxy.

(d)         Unless otherwise provided by the DGCL, the Certificate of Incorporation or these bylaws, at all meetings of stockholders at which a quorum is present, the vote required to elect directors shall be determined in accordance with Section 2.2(a) or Section 2.2(b) of these bylaws, as applicable. All other elections and questions shall be decided by the vote of the holders of a majority in voting power of the outstanding shares of stock entitled to vote thereon present in person or by proxy at the meeting, unless the question is one upon which, by express provision of applicable law, of the rules or regulations of any stock exchange applicable to the Corporation, of any regulation applicable to the Corporation or its securities, of the Certificate of Incorporation or of these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question, and provided that (except as otherwise required by the DGCL or by the Certificate of Incorporation) the Board of Directors may require a larger vote upon any election or question.

(e)         Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which proxy card color shall be reserved for exclusive use in solicitations of proxies made by or at the direction of the Board of Directors.

(f)         The Corporation shall disregard any proxy authority granted in favor of, or votes for, director nominees other than the Corporation’s nominees if the Soliciting Person (as defined below) soliciting proxies in support of such director nominees abandons the solicitation or does not (x) comply with Rule 14a-19 promulgated under the Exchange Act, including any failure by the Soliciting Person to (I) provide the Corporation with any notices required thereunder in a timely manner or (II) comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act or (y) timely provide evidence in the determination of the Board of Directors sufficient to satisfy the Corporation that such Soliciting Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence. Upon request by the Corporation, if any Soliciting Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act (or is not required to provide notice because the information required by Rule 14a-19(b) has been provided in a preliminary or definitive proxy statement previously filed by such Soliciting Person), such Soliciting Person shall deliver to the Corporation, no later than five business days prior to the applicable meeting, sufficient evidence in the judgment of the Board of Directors that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act. The term “Soliciting Person” shall include: (aa) any person that solicits proxies in support of director nominees other than the Corporation’s nominees; (bb) any person acting in concert with such person or another Soliciting Person or who is otherwise a participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in the solicitation; (cc) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by any Soliciting Person (other than a stockholder that is a depositary); and (dd) any person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Soliciting Person.

Section 1.8         Adjournments.

(a)         Any meeting of stockholders, whether annual or special, may be adjourned at any time, including after action on one or more matters, by (i) a majority of shares represented at such meeting, even if less than a quorum, or (ii) the presiding person at such meeting or any duly authorized officer of the Corporation, whether or not a quorum is present.

(b)         A meeting of stockholders may be adjourned for any purpose, including, but not limited to, addressing a technical failure to convene or continue a meeting using remote communication. An adjourned meeting of stockholders may reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken or are provided in any other manner permitted by the DGCL.

(c)         At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. Once a share is represented for any purpose at the original meeting, other than for the purpose of objecting at the beginning of the meeting to holding the meeting or transacting business at a meeting because the meeting was not lawfully called or convened, it is considered present for purposes of determining if a quorum exists for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting.

(d)         When a determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been made as provided in Section 1.10, such determination shall be applied to any adjournment thereof unless the Board of Directors fixes a new record date for the meeting.

(e)         If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.9         Quorum. At each meeting of stockholders, except where otherwise provided by the DGCL, the Certificate of Incorporation or these bylaws, the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. In the absence of a quorum, the person presiding over the meeting may, or the stockholders so present may by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.8 above until a quorum shall be present.

Section 1.10          Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action without a meeting, or entitled to receive the payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall (a) for determining stockholders entitled to notice of or to vote at a meeting of stockholders, not be more than 60 days nor less than ten days before the date of such meeting (b) for determining stockholders entitled to express consent to corporate action without a meeting, not be more than 10 days after the date upon which the resolutions fixing the record date is adopted by the Board of Directors, or (c) for all other actions, not be more than 60 days prior to such other action. If no record date is fixed, (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, (ii) the record date for determining stockholders entitled to express consent to corporate action without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed consent setting forth the action proposed to be taken is delivered to the Corporation in accordance with applicable law and, when prior action of the Board is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such action, and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. Except as otherwise required by the DGCL, a determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for an adjourned meeting.

Section 1.11          List of Stockholders Entitled to Vote. The Corporation shall prepare, no later than the tenth day before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, provided, however, that if the record date for determining the stockholders entitled to vote at the meeting is less than ten days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing in this Section 1.11 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of ten days ending on the date prior to the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. The Corporation’s stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders. If the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

Section 1.12         Action by Unanimous Consent of Stockholders. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of all of the outstanding stock entitled to vote thereon, provided that any action permitted by the Certificate of Incorporation to be taken by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, voting separately as a class, may be taken by one or more consents in writing signed by the holders of such stock having such number of votes sufficient to take such action in accordance with the applicable terms of such stock. No consent shall be effective to take the corporate action referred to therein unless consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner required by applicable law within 60 days of the first date on which a consent is so delivered to the Corporation.

ARTICLE II

Board of Directors

Section 2.1         Number. The number of directors shall be no fewer than one and, subject to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors, no more than nine. The number of directors may be fixed from time to time (a) at a meeting of the stockholders called for the purpose of electing directors at which a quorum is present, by the affirmative vote of the holders a majority in voting power of the shares represented at the meeting in person or by proxy and entitled to vote generally in the election of directors or (b) by an action of the Board of Directors taken in accordance with these bylaws. No decrease in the number of directors shall change the term of any director in office at the time of such decrease.

Section 2.2         Classification, Election and Term of Office of Directors. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible. At each annual meeting of stockholders successors to the class of directors whose term expires at that meeting shall be elected at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election, subject, however, to their prior death, resignation or removal from office as provided by law.

(a)         Contested Director Elections. An election of directors will be considered “contested” if, as of the record date for the applicable meeting of stockholders, there are more nominees for election than positions of the Board of Directors to be filled by election at the meeting. All other elections of directors will be considered “uncontested”. In a contested election of directors at any meeting of the stockholders, each director will be elected by a plurality vote of the votes cast at such meeting. For purposes hereof, a “majority of the votes cast” with respect to a director means the number of votes for the director exceeds the number of votes withheld from, or against, the director.

(b)         Uncontested Director Elections. In an uncontested election of directors at any meeting of stockholders, each director will be elected by an affirmative vote of the majority of the votes cast with respect to the director at such meeting. Any director candidate receiving a greater number of votes “withheld” (or “against”,” as the case may be) from his or her election than votes “for” such election shall be required to tender his or her resignation to the Chairman of the Board following certification of the stockholder vote for such meeting. Thereafter, the Governance and Nominating Committee of the Board shall promptly consider the resignation and make a recommendation to the Board as to whether to accept or reject the tendered resignation and whether other action should be taken. The Board would then consider each tendered resignation and act on each, taking into account its fiduciary duties to the Corporation and its stockholders. Within 90 days following certification of the election results, the Corporation would publicly announce the decision of the Board whether to accept or reject each tendered resignation and, if applicable, the reasons for rejecting a tendered resignation. Until a director’s tendered resignation is accepted or rejected, he or she may continue to serve until his or her successor is elected, or until his or her earlier resignation, removal or death; provided that a director who tenders his or her resignation pursuant to this provision shall abstain from participating in the Governance and Nominating Committee’s deliberations and recommendations and in the decision of the Board as to whether to accept or reject the tendered resignation. If a director’s tendered resignation is accepted, then the Board would have the sole discretion to fill any resulting vacancy or decrease the number of directors, in each case pursuant to the provisions of and to the extent permitted by the Amended and Restated Certificate of Incorporation and the Corporation’s Bylaws.

If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain a number of directors in each class as nearly equal as possible. Any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of such class.

Section 2.3         Resignation and Vacancies. Any director may resign at any time upon written notice to that effect delivered to the Secretary, to be effective upon its acceptance or at the time specified in such writing. Except as otherwise provided for or fixed by or pursuant to provisions relating to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes entitled to be cast in the election of directors at a meeting of stockholders. Each director so elected shall hold office until the expiration of the term of office of the director whom such director has replaced.

Section 2.4          Annual Meeting. After each annual meeting of the stockholders or special meeting held in lieu thereof, the Board of Directors, if a quorum is present, shall hold an annual meeting at the same place, if any, for the purpose of electing officers and transacting any other business. If, for any reason, the annual meeting is not held at such time, a special meeting for such purpose shall be held as soon thereafter as practicable.

Section 2.5          Regular Meetings. Regular meetings of the Board of Directors for the transaction of any business may be held without notice and shall be held at such times and places as may be determined in advance by the Board of Directors.

Section 2.6          Special Meetings. Special meetings of the Board of Directors may be held at any time and place, if any, upon call by the Chair of the Board or any two directors. Reasonable oral (including by telephone) or written (including by electronic transmission) notice thereof shall be given by the person or persons calling the meeting, not later than 24 hours before the special meeting.

Section 2.7          Remote Meetings Permitted. Members of the Board of Directors, or any committee designated in these bylaws or by the Board of Directors, may participate in a meeting of such Board of Directors or committee by means of telephone conference or other communications equipment or methods, provided that all persons participating in the meeting can hear and speak with each other. Meeting participation in accordance with this Section 2.7 shall constitute presence in person at such meeting.

Section 2.8          Quorum. At all meetings of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present.

Section 2.9          Compensation. The directors are authorized to fix a reasonable retainer for directors or a reasonable fee for attendance at any meeting of the directors, or any meeting of a committee of the Board of Directors, or any combination of retainer and attendance fee, provided that no compensation as a director shall be paid to any director who is an employee of the Corporation or of a subsidiary. In addition to such compensation or fees provided for directors, directors shall be reimbursed for any expenses incurred by them in traveling to and from such meetings or otherwise.

Section 2.10          Action of Board of Directors and Committees Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or the committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board of Directors or the committee.

ARTICLE III

Committees

Section 3.1          Designation. The Board of Directors may designate one or more committees, each such committee to consist of one or more of the directors of the Corporation. The Board of Directors may, at any time, remove any member of any committee with or without cause and may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the event the Board of Directors has not designated a chair, the committee shall appoint one of its own number as chair, who shall preside at all meetings, and may also appoint a secretary (who need not be a member of the committee), who shall keep its records and who shall hold office at the pleasure of the committee.

Section 3.2          Powers and Authority. Any such committee, to the extent provided by resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation to the extent permitted by the DGCL and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval; or (b) adopting, amending or repealing any bylaw of the Corporation.

Section 3.3          Regular Meetings. Regular meetings of such committees may be held without notice and shall be held at such times and places, if any (or by telephone or other communications equipment as provided in Section 2.7) as the committee may from time to time determine in advance.

Section 3.4          Special Meetings. Special meetings of such committees may be held upon notice of the time and place, if any, thereof. Until otherwise ordered by the committee, special meetings shall be held at any time and place, if any, (or by telephone or other communications equipment as provided in Section 2.7) at the call of the chair.

Section 3.5          Actions at Regular and Special Committee Meetings. At any regular or special meeting any such committee may exercise any or all of its powers, and any business which shall come before any regular or special meeting may be transacted thereat, provided a majority of the members of the committee is present. The affirmative vote of a majority of the members of the committee present at a meeting of the committee at which a quorum is present shall be necessary to take any action. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

ARTICLE IV

Officers

Section 4.1          Officers Designated. The officers of the Corporation shall be elected by the Board of Directors. They shall include a Chair of the Board, a Chief Executive Officer, a President, a Secretary, and such other officers as the Board may from time to time determine. The Chair of the Board and the Chief Executive Officer shall be, and the other officers may, but need not be, chosen from among the directors. Any two offices may be held by the same person, but in any case where the action of more than one officer is required, no one person shall act in more than one capacity.

Section 4.2          Tenure of Office. The officers of the Corporation shall hold office until the next annual meeting of the Board of Directors and until their respective successors are chosen and qualified, except in case of their prior resignation, death or removal. The Board of Directors may remove any officer at any time with or without cause by the vote of a majority of the directors in office at the time so long as there is a quorum present, but such removal shall be without prejudice to the contractual rights of such officer, if any. A vacancy, however created, in any office may be filled by the Board of Directors.

Section 4.3          Powers and Duties of Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

Section 4.4          Compensation. The Board of Directors is authorized to determine, to provide the method of determining, or to empower a committee of its members to determine, the compensation of all officers.

Section 4.5          Bond. Any officer, if so required by the Board of Directors, shall furnish a fidelity bond in such sum and with such security as the Board of Directors may require.

ARTICLE V

Shares

Section 5.1          Shares of Stock. The shares of capital stock of the Corporation may be either certificated or uncertificated in accordance with applicable law. Every holder of capital stock of the Corporation theretofore represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate for shares of capital stock of the Corporation signed by, or in the name of the Corporation by any two authorized officers of the Corporation (it being understood that each of the Chief Executive Officer, the Chief Financial Officer, the Secretary or an Assistant Secretary shall be an authorized officer for such purpose), certifying the number of shares owned by such stockholder in the Corporation.

Section 5.2          Transfers. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these bylaws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefore, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

ARTICLE VI

Miscellaneous

Section 6.1          Seal. In the discretion of the Board of Directors, the Corporation may have a seal which shall have inscribed thereon the name of the Corporation and the words “Corporate Seal”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

Section 6.2          Books. The books of the Corporation may be kept (subject to any provision contained in the DGCL) within or without the State of Delaware at such place or places as may be designated from time to time by the Board of Directors.

Section 6.3          Fiscal Year. The fiscal year of the Corporation shall be as determined by the Board of Directors.

Section 6.4          Facsimiles. Any copy, facsimile telecommunication or other reliable reproduction of a document (including any electronic transmission) may be substituted or used in lieu of the original document for any and all purposes for which the original document could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original document.

Section 6.5         Amendment of Bylaws. These bylaws may be changed, altered, amended or repealed, and new bylaws made, by the Board of Directors, provided that (a) the stockholders may make additional bylaws and may change, alter, amend and repeal any bylaws, whether adopted by them or otherwise, and (b) notwithstanding any other provision of these bylaws, the affirmative vote of the holders of capital stock representing at least 66 2/3% of the Corporation’s voting power entitled to vote generally in the election of directors, voting as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal Sections 1.4, 2.2 and 2.3 of these bylaws.

ARTICLE VII

Emergency Bylaws

Section 7.1          Emergency Bylaws. This Article VII shall be operative during any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL or other similar emergency condition (including a pandemic) (each, an “Emergency”), irrespective of whether a quorum of the Board or a committee thereof can readily be convened for action, notwithstanding any different or conflicting provision in the preceding Sections of these bylaws or in the Certificate of Incorporation. To the extent not inconsistent with the provisions of this Article VII, the preceding Sections of these bylaws and the provisions of the Certificate of Incorporation shall remain in effect during such Emergency, and upon termination of such Emergency, the provisions of this Article VII shall cease to be operative unless and until another Emergency shall occur.

Section 7.2          Meetings; Notice. During any Emergency, a meeting of the Board or any committee thereof may be called by any member of the Board or such committee or the Chair of the Board, the Chief Executive Officer, the President or the Secretary. Notice of the place, if any, date and time of the meeting shall be given by any available means of communication by the person calling the meeting to such of the directors or committee members and Designated Officers (as defined below) as, in the judgment of the person calling the meeting, it may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.

Section 7.3          Quorum. At any meeting of the Board called in accordance with Section 7.2 above, the presence or participation of three directors shall constitute a quorum for the transaction of business, and at any meeting of any committee of the Board called in accordance with Section 7.2 above, the presence or participation of one committee member shall constitute a quorum for the transaction of business. If the requisite number of directors is not able to attend a meeting of the Board or any committee thereof, then the Designated Officers in attendance shall serve as directors, or committee members, as the case may be, for the meeting, without any additional quorum requirement and will have full powers to act as directors, or committee members, as the case may be, of the Corporation.

Section 7.4          Liability. No officer, director or employee of the Corporation acting in accordance with the provisions of this Article VII shall be liable except for willful misconduct.

Section 7.5          Amendments. At any meeting called in accordance with Section 7.2 above, the Board, or any committee thereof, as the case may be, may modify, amend or add to the provisions of this Article VII as it deems it to be in the best interests of the Corporation and as is practical or necessary for the circumstances of the Emergency.

Section 7.6          Repeal or Change. The provisions of this Article VII shall be subject to repeal or change by further action of the Board or by action of the stockholders pursuant to Section 7.6 of these bylaws, but no such repeal or change shall modify the provisions of Section 7.4 above with regard to action taken prior to the time of such repeal or change.

Section 7.7          Definitions. For purposes of this Article VII, the term “Designated Officer” means an officer identified on a numbered list of officers of the Corporation who shall be deemed to be, in the order in which they appear on the list up until a quorum is obtained, directors of the Corporation, or members of a committee of the Board, as the case may be, for purposes of obtaining a quorum during an Emergency, if a quorum of directors or committee members, as the case may be, cannot otherwise be obtained during such Emergency, which officers have been designated by the Board from time to time but in any event prior to such time or times as an Emergency may have occurred.

Previously Amended: June 1, 2017